Exhibit 23.0

Hannis T. Bourgeois, LLP Certified Public Accountants

2322 Tremont Drive  • Baton Rouge, LA  70809
178 Del Orleans Avenue, Suite C  • Denham Springs, LA  70726
Phone: 225.928.4770   • Fax: 225.926.0945
 www.htbcpa.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
State Investors Bancorp, Inc. and Subsidiary

We hereby consent to the incorporation by reference in the Registration Statement of State Investors Bancorp, Inc. and Subsidiary on Form S-8 (Registration No. 333-175898) of our report dated March 26, 2013, relating to the consolidated financial statements of State Investors Bancorp, Inc. and Subsidiary which appears in this Form 10-K.

Baton Rouge, Louisiana
March 28, 2013